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                                                               Exhibit 99.(a)(5)

                                   CERTIFICATE

          The undersigned hereby certifies that she is the Secretary of Morgan Stanley New York Municipal Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Classes of Shares of the Trust unanimously adopted by the Trustees of the Trust on October 27, 2005, as provided in Section 6.9(h) of the said Declaration, said Instrument to take effect on November 1, 2005, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

          Dated this 27th of October, 2005.

                                           /s/ Mary Mullin
                                           -----------------------
                                           Mary Mullin
                                           Secretary


(SEAL)

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              MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST

                     INSTRUMENT ESTABLISHING AND DESIGNATING

                          ADDITIONAL CLASSES OF SHARES

WHEREAS, Morgan Stanley New York Municipal Money Market Trust (the "Trust") was established by the Declaration of Trust dated December 27, 1989, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate one additional classes of shares and to designate classes for the existing shares held prior to November 1, 2005 ("Existing Class") as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated one additional class of shares, to be known as: AA Sweep Class (the "Additional Class"), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3 attached hereto as EXHIBIT A sets forth differences between the Existing Class and the Additional Class and be it further

RESOLVED, pursuant to Section 6.9(h) of the Declaration, all shares of the Trust held prior to November 1, 2005 are hereby designated as Reserve Class shares of the Trust.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 27th day of October, 2005.

/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
---------------------------------------  ---------------------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Morgan Stanley Trust
Counsel to the Independent Trustees      Harborside Financial Center,
919 Third Avenue                         Plaza Two
New York, NY                             Jersey City, NJ

/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
---------------------------------------  ---------------------------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
c/o Summit Ventures LLC                  c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                          Counsel to the Independent Trustees
201 South Main Street                    919 Third Avenue
Salt Lake City, UT                       New York, NY

/s/ James F. Higgins                     /s/ Dr. Manuel H. Johnson
---------------------------------------  ---------------------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick International, Inc.
Harborside Financial Center              2099 Pennsylvania Avenue, N.W.
Plaza Two                                Suite 950
Jersey City, NJ                          Washington, D.C.

/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
---------------------------------------  ---------------------------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY

/s/ Fergus Reid
---------------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY